UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
June 25, 2021
Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced potential separation and distribution (the “Distribution”) by SolarWinds Corporation (the “Company”) of the Company’s N-able business held by its wholly owned subsidiary, N-able, Inc. (“N-able”), John Pagliuca (Executive Vice President and President, MSP) will cease to serve as an executive officer of the Company effective on the date of the Distribution (the “Distribution Date”).

Item 7.01	Regulation FD Disclosure.

In connection with the Distribution, representatives of N-able expect to use an investor presentation in various meetings with analysts and investors regarding the N-able business. A copy of such presentation is furnished hereto as Exhibit 99.1 and is available on the investor relations section of SolarWinds’s website at http://investors.solarwinds.com. In addition, in such meetings, representatives of N-able are expected to affirm, as of the date of such meetings, SolarWinds’ financial outlook for the N-able business for the second quarter of 2021 and full year 2021 previously provided by SolarWinds on April 13, 2021 and included in the press release attached as Exhibit 99.1 to SolarWinds’ Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2021.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On June 25, 2021, the Board of Directors of the Company set a record date as of the close of business on July 12, 2021 (the “Record Date”) in connection with the Distribution. In connection with the Distribution, the Company’s stockholders as of the close of business on the Record Date will receive one share of N-able’s common stock for every two shares of the Company’s common stock held as of the close of business on the Record Date. No fractional shares will be distributed in connection with the Distribution. A cash payment will be made in lieu of any fractional shares. The Company’s stockholders will retain their shares of Company common stock.

The Company anticipates that the Distribution Date will be July 19, 2021. The Distribution remains subject to the satisfaction or waiver of certain conditions, as more fully described in N-able’s Registration Statement on Form 10 (File No. 001-40297) (the “Registration Statement”), as amended. The Registration Statement was declared effective by the Securities and Exchange Commission at 3:00 p.m. Central Time on June 25, 2021. A press release announcing certain details of the Distribution is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on May 25, 2021 and May 28, 2021, respectively, the Board of Directors of the Company and the holders of the majority in voting power of all the then-outstanding shares of common stock of the Company, acting by written consent, approved and authorized the Board of Directors to (i) effect a reverse stock split (the “Reverse Stock Split”) with a ratio between 2:1 to 4:1, with the final ratio to be determined by the Board of Directors, in its sole discretion, and (ii) file an amendment to the Company’s Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to reflect the Reverse Stock Split (the “Amendment”). An information statement on Schedule 14C relating to the Reverse Stock Split was mailed to stockholders of the Company as of May 28, 2021 on June 11, 2021 and the resolutions of the stockholders of the Company approving the Reverse Stock Split and the Amendment will become effective on July 1, 2021. The Board of Directors is authorized to effect the Reverse Stock Split at any time prior to December 31, 2021 and may choose to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

In connection with the Distribution, an indirect subsidiary of N-able is expected to enter into a credit agreement providing for $410.0 million of first lien secured credit facilities, consisting of a $60.0 million revolving credit facility (the “Revolving Facility”) and a $350.0 million term loan facility (the “Term Loan”), with JPMorgan Chase, Bank, N.A. as administrative agent and collateral agent, and the lenders from time to time party thereto. The expected use of the net proceeds from the Term Loan will primarily be used to repay existing intercompany indebtedness. The amount of the Term Loan remaining after repaying the intercompany indebtedness (the “Excess Loan Proceeds”) will be distributed through the chain of ownership to N-able. N-able will use the Excess Loan Proceeds to pay a distribution to N-able’s direct stockholder, SolarWinds Holdings, Inc. (“SolarWinds Holdings”), which will be declared prior to the Distribution Date. Subject to the approval of the Board of Directors of both the Company and SolarWinds Holdings, SolarWinds Holdings will then use the Excess Loan Proceeds to either pay down its existing third-party indebtedness or make a distribution to the stockholders of SolarWinds Holdings. Subject to the approval of the Board of Directors of the Company, any Excess Loan Proceeds distributed to the Company will ultimately be distributed to the stockholders of the Company. The exact amount of any such Excess Loan Proceeds will be determined immediately prior to the Distribution but is currently estimated to be an amount equal to approximately $19.0 million. The Revolving Facility will primarily be available for general corporate purposes of N-able.

Forward-Looking Statements

This communication contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding SolarWinds' financial outlook for the N-able business for the second quarter of 2021 and full year 2021. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the potential separation of N-able into a newly created and separately traded public company, including that the process of potentially completing the spin-off could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to either business, and that the spin-off may not be completed in accordance with our expected plans or anticipated timelines, or at all; (b) risks related to the cyber incident disclosed in December 2020 (the “Cyber Incident”), including with respect to (1) the discovery of new or different information regarding the Cyber Incident, including with respect to its scope, the threat actor’s access to our environment and its related activities during such period, and the related impact on our systems, products, current or former employees and customers, (2) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (3) the possibility that additional confidential, proprietary or personal information, including information of SolarWinds’ or N-able’s current or former employees and customers, was accessed and exfiltrated as a result of the Cyber Incident, (4) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident or SolarWinds’ response thereto, including with respect to providing notices to any impacted individuals, may result in the loss, compromise or corruption of data and proprietary information, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, severe reputational damage adversely affecting customer, partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, (5) risks that our insurance coverage, including coverage relating to certain security and privacy damages and claim expenses, may not be available or sufficient to compensate for all liabilities we incur related to these matters, and (6) the possibility that our steps to secure our internal environment, improve our product development environment and protect the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks or perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident; (c) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (d) any of the following factors either generally or as a result of the impacts of the Cyber Incident or the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (3) any decline in our renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (6) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, and (7) risks associated with our international operations; (e) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to support our business or expand our operations; (f) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (g) our status as a controlled company; and (h) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2020 filed on March 1, 2021 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 10, 2021. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	N-able investor presentation dated June 2021.
99.2	Press release issued by SolarWinds Corporation dated June 25, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated:	June 28, 2021	By:	/s/ Sudhakar Ramakrishna
Sudhakar Ramakrishna
President and Chief Executive Officer